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                                                                   EXHIBIT 10.4

                                  E-LOAN, INC.

                       RESTATED INVESTOR RIGHTS AGREEMENT


         This Restated Investor Rights Agreement (the "Agreement") is effective as of September 4, 1998 by and among E-Loan, Inc. (the "Company") and the investors listed on Schedule A attached hereto (the "Investors"). This Agreement amends and restates the Investor Rights Agreement dated as of December 18, 1997 ("Prior Agreement").

         The Prior Agreement is hereby terminated in its entirety and restated herein. Such termination and restatement is effective upon the execution of this Agreement by the holders of at least a majority of the shares of Registrable Securities (as the term is defined under the Prior Agreement) outstanding as of the date of this Agreement.

                                    RECITALS

     A. Pursuant to that certain Series D Preferred Stock Purchase Agreement of even date herewith (the "Series D Agreement"), the Company has agreed to sell to certain Investors (the "Series D Holders") a total of up to 1,950,000 shares of the Series D Preferred Stock of the Company and, as an inducement for the Series D Holders to purchase such shares, the Company agreed to enter into this Agreement. The shares of Series D Preferred Stock sold pursuant to the Series D Agreement are referred to herein as the "Shares."

     1.  Registration Rights.

         1.1   Definitions.  For purposes of this Section 1:

               (a) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

               (b) The term "Registrable Securities" means (1) the Common Stock issued or issuable upon conversion of the outstanding Series C Preferred Stock and the Series D Preferred Stock issued or issuable pursuant to the Series D Preferred Stock Purchase Agreement dated August 31, 1998, and any Common Stock held by the Investors and any of their affiliates, (2) the Common Stock issued or issuable upon conversion of any Series C-1 Preferred Stock issued or issuable in exchange for Series C Preferred Stock pursuant to Article IV, Section 3(d) of the Company's Amended and Restated Articles of Incorporation, and (3) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Preferred Stock or Common Stock, excluding in all cases, however, (i) any Registrable Securities sold by a person in a transaction in which such person's rights under this

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Section 1 are not assigned, or (ii) any Registrable Securities sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction;

               (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

               (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof;

               (e) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (the "SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC; and

               (f) The term "Act" shall mean the Securities Act of 1933, as amended.

          1.2  Request for Registration .

               (a) If the Company shall receive at the earlier of (i) December 31, 2001 or (ii) six (6) months after the effective date of the Company's initial registration statement (but not within six (6) months of the effective date of a registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction)), a written request from the Holders of at least 66 2/3% of the Registrable Securities then outstanding (including securities convertible into Registrable Securities) that the Company file a registration statement under the Act covering the registration of Registrable Securities having an aggregate offering price in excess of $1,500,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Section 1.2(b), effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such written notice by the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2(a):

                    (i) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date 120 days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;



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                    (ii)   After the Company has effected two such registrations
pursuant to this Section 1.2(a), and both registrations have been declared or ordered effective; or

                    (iii) If the Company shall furnish to such Holders a certificate signed by the Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed at such time, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.2(a) shall be deferred for a period not to exceed 120 days from the date of receipt of written request from the Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

               (b) If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in
Section 1.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder.

          1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of written notice by the Company, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:



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               (a)  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the holders greater than the obligations set forth in Section 1.10(b).

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or otherwise fails to comply with the requirements of the Act and the rules and regulations promulgated thereunder. The Company shall, promptly upon the happening of any such event, provide each such Holder with revised prospectuses correcting any such untrue statement or omission or failure to comply.

               (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes



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effective, (i) an opinion, dated such date, of the counsel representing the
Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) if such offering is being underwritten, a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

          1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          1.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with the registration, filing or qualification pursuant to Section 1.2, including all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

          1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

          1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company; provided that such underwriting agreement shall not provide for



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indemnification or contribution obligations on the part of the Holders greater than the obligations set forth in Section 1.10(b). If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders, provided that the Holders shall have the first right to include all of their shares in the offering before any shares held by other selling shareholders) and in no event shall the Holder's shares be reduced below 25% of the shares sold in any offering with the exception of the Company's initial public offering. For purposes of apportionment, any selling shareholder which is a Holder of Registrable Securities and which is a partnership or corporation, the affiliated partnerships, partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder", and any pro rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

     1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

     1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity



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agreement contained in this Section 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other selling Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 1.10(b) exceed the net proceeds from the offering received by such Holder.

               (c)  Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.



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               (d)  If the indemnification provided for in Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

               (e)  The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective



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date of the first registration statement filed by the Company), the Act and the
1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.12 Form S-3 Registration.

               (a) In case the Company shall receive from any Holder or Holders who hold 20% of the Company's Registrable Securities, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                    (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                    (ii) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,500,000; (3) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this
Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; or (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (b) If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 1.12 and the Company shall include such information in the written notice referred to in
Section 1.12(a)(i). In such event, the right of any Holder to include his Registrable Securities in such



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registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.12, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder.

               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders and use its best efforts to keep such registration statement effective until the registered shares are sold or for three months, whichever comes first. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Section 1.2 or 1.3, respectively.

          1.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to a transferee or assignee who acquires at least 500,000 shares of Registrable Securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. Notwithstanding the above, such rights may be assigned by a Holder to a limited partner, general partner, affiliated partnership, former partner, majority owned subsidiary or other affiliate of an Investor (the "Transferee") regardless of the number of shares acquired by such Transferee. For purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees, and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.



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          1.14  Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included.

          1.15 "Market Stand-Off" Agreement. Each holder of securities which are or at one time were Registrable Securities (or which are or were convertible into Registrable Securities) hereby agrees that, during a period not to exceed 180 days, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, sell or otherwise transfer or dispose of (other than to a donee who agrees to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

               (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

               (b) all officers and directors of the Company enter into similar agreements.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          1.16 Termination of Registration Rights. No shareholder shall be entitled to exercise any right provided for in this Section 1 after the earlier of seven (7) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public or when all Registrable Securities can be sold in any three month period under Rule 144.

     2.   Information Rights.

          2.1 Delivery of Financial Statements. The Company shall deliver to each Investor which holds, together with its affiliates, an aggregate of 500,000 shares of Preferred Stock (or Common Stock issued or issuable upon conversion of Preferred Stock and as adjusted for stock dividends, splits, combinations and the like):

               (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, statements of operations and cash flow for such fiscal year, a balance sheet of the Company as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

               (b)  as soon as practicable, but in any event at least thirty
(30) days prior to the commencement of each fiscal year of the Company, an annual budget and plan of operations for the upcoming fiscal year;

               (c) within forty five (45) days of the end of each fiscal quarter, and until a public offering of Common Stock of the Company, an unaudited statement of operations and balance sheet for and as of the end of such quarter, in reasonable detail and prepared in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes;

               (d) within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

               (e) with respect to the financial statements called for in subsection (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustments and the absence of footnotes.

          2.2 Inspection. The Company shall permit each Investor which holds, together with is affiliates, an aggregate of 500,000 shares of Preferred Stock (or Common Stock issued or issuable upon conversion of such Preferred Stock), at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which the Board of Directors reasonably considers to be a trade secret or similar confidential information.

          2.3 Termination of Covenants. The covenants set forth in Sections 2.1, and 2.2 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated in which the public offering price is less than $13.89 per share and in which the aggregate offering price is not less than $15,000,000 or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, whichever event shall first occur.

          2.4  Board of Directors.

               (a) With respect to those two (2) members of the Company's Board of Directors that the Articles of Incorporation provides are to be elected by the holders of Series C and Series C-1 Preferred Stock, the Investors hereby agree to vote all of their shares of Preferred Stock now owned or hereafter acquired in favor of the election of two designees of Benchmark Capital Partners II.

               (b) With respect to those two (2) members of the Company's Board of Directors that the Articles of Incorporation provides are to be elected by the holders of Common Stock, the Investors hereby agree to vote all of their shares of Preferred Stock now owned or hereafter acquired in favor of the election of two designees of the holders of outstanding Common Stock.

               (c) With respect to the member of the Company's Board of Directors that the Articles of Incorporation provides are to be elected by the holders of Series D Preferred Stock, the Investors hereby agree to vote all of their shares of Preferred Stock now owned or hereafter acquired in favor of the election of one designee of the holders of outstanding Series D Preferred Stock.

               (d) With respect to the remaining members of the Company's Board of Directors that the Articles of Incorporation provides are to be elected by the holders of Preferred Stock and Common Stock (voting together as a single class and not as a separate series, and on an as-converted basis), the Investors hereby agree to vote all of their shares of Preferred Stock and Common Stock now owned or hereafter acquired in favor of the election of designees acceptable to a majority of the members of the Board of Directors and a majority of the outstanding shares of Series C and Series C-1 Preferred Stock (voting on an as-converted basis) and a majority of the outstanding shares of Series D Preferred Stock (voting on an as converted basis), voting as separate classes.

               (e) This Section 2.4 shall terminate in its entirety and be of no further force or effect upon the earlier to occur of (i) the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated in which the public offering price is less than $13.89 per share and in which the aggregate offering price is not less than $15,000,000, or (ii) the date upon which the Company first becomes subject to the reporting requirements of Sections 12(g) or 15(d) of the 1934 Act.

          2.5 Observer Rights. As long as affiliates of Softbank own not less than fifty percent (50%) of the shares of the Series D Preferred it is purchasing on an even date herewith (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Softbank to be an Observer As long as any funds affiliated with Sequoia Capital ("Sequoia") owns not less than fifty percent (50%) of the shares of the Series D Preferred it is purchasing on an even date herewith (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Sequoia to be an Observer. As long as any funds affiliated with Technology Partners ("Technology Partners") owns not less than fifty percent (50%) of the shares of the Series C Preferred Stock it purchased on December 18, 1997 (or an equivalent amount of Common Stock or Series C-1 Preferred Stock issued upon conversion thereof), the Company shall invite a representative of Technology Partners to be an Observer. For purposes of this Agreement, an Observer shall attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall be given copies of all notices, minutes, consents, and other materials that the Company provides to its directors; provided, however, that the Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude the Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to the Observer or if Softbank, Sequoia or Technology Partners, or the Observer is a direct competitor of the Company.

          2.6 Series D Preferred Stock Protective Provision. In the exercise of the rights set forth in Article IV Section 6(b)(v), the holders of Series D Preferred Stock of the Company hereby agree that the Series D Preferred Stock approval of a sale, merger or other transaction shall not be unreasonably withheld.

     3.   Preemptive Rights.

          3.1 Grant of Right. Subject to the terms and conditions specified in this Section 3, the Company hereby grants to each Series D Holder and other Investor holding more than 500,000 shares of Preferred Stock a preemptive right with respect to future sales by the Company of its Future Shares (as hereinafter defined).

          3.2 Future Shares. "Future Shares" shall mean shares of any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase such capital stock, and securities of any type that are, or may become, convertible into such capital stock; provided however, that "Future Shares" do not include (i) the shares Common Stock issued or issuable upon the conversion of Preferred Stock currently outstanding, (ii) securities offered pursuant to a registration statement filed under the Act, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger or, purchase of substantially all of the assets or other reorganization,
(iv) securities issued in connection with or as consideration for a collaborative partnership arrangement, acquisition or licensing of technology or other significant assets to be used in the Company's business and (v) up to 1,500,000 shares of Common Stock issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company and any other shares issued in connection with transactions (including additions to the stock option plan) provided such issuances are unanimously approved by the Board of Directors of this corporation.

         3.3 Notice. In the event the Company proposes to offer any of its Future Shares, the Company shall first make an offering of such Future Shares to each Investor in accordance with the following provisions:

               (a) The Company shall deliver a notice by certified mail (the "Notice") to the Investors stating (i) its bona fide intention to offer such Future Shares, (ii) the number of such Future Shares to be offered, (iii) the price, if any, for which it proposes to offer such Future Shares, and (iv) a statement as to the number of days from receipt of such Notice within which the Investor must respond to such Notice.

               (b) Within 20 calendar days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Future Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Registerable Securities then held, by such Investor bears to the total number of shares of Common Stock issued and outstanding, including shares issuable upon conversion of convertible securities issued and outstanding. Each Investor shall be entitled to assign or apportion the right of first offer hereby granted it among itself and its partners and affiliates (including in the case of a venture capital fund other venture capital funds affiliated with such fund) in such proportions as it deems appropriate. The Company shall promptly, in writing, inform each Investor which purchases all of the Future Shares available to it (the "Fully-Exercising Investor") of any other Investor's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Future Shares offered to the Investors which was not subscribed for, which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Shares then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and outstanding, including shares issuable upon conversion of convertible securities issued and outstanding then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

          3.4 Sale after Notice. If all such Future Shares referred to in the Notice are not elected to be obtained as provided in Section 3.3 hereof, the Company may, during the 90-day period following the expiration of the period provided in Section 3.3 hereof, offer the remaining unsubscribed Future Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Future Shares within such period, or if such agreement is not consummated within 90 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Future Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

          3.5 Assignment. In addition to the rights to assign or apportion set forth in Section 3.3(b), the right of first offer granted under this Section 3 is assignable by the Investors to any transferee who acquires at least the lesser of all of the shares owned by such Investor or a minimum of 500,000 shares of Common Stock (including any shares of Common Stock into which shares of Preferred Stock are convertible).

          3.6 Termination of Rights. No shareholder shall be entitled to exercise any right provided for in this Section 3, (i) upon the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with a firm commitment underwritten offering of its securities to the general public in which the public offering price is less than $13.89 per share and in which the aggregate offering price is not less than $15,000,000 or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, whichever event shall first occur.

     4.   Miscellaneous Provisions.

          4.1 Waivers and Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the shares of Registrable Securities. Any amendment or waiver effected in accordance with this Section 3.1 shall be binding upon each person or entity which are granted certain rights under this Agreement and the Company.

          4.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and, except as otherwise noted herein, shall be deemed effectively given upon personal delivery, delivery by nationally recognized courier or five business days after deposit with the United States Post Office (by first class mail, postage prepaid), addressed: (a) if to the Company, at 540 University Avenue, Suite 350, Palo Alto, CA 94301 (or at such other address as the Company shall have furnished to the Investors in writing) attention of President and (b) if to an Investor, at the latest address of such person shown on the Company's records.

          4.3 Descriptive Headings. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

          4.4 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

          4.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

          4.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          4.7 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

          4.8 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

          4.9 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Investor under this Agreement are several rights, not rights jointly held with any other Investors. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Investor shall not affect the validity, legality or enforceability of this Agreement with respect to the other Investors. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

          4.10 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

                                          COMPANY:

                                          E-LOAN, INC.


                                          By:
                                                -------------------------------
                                          Title:
                                                -------------------------------

INVESTORS:


YAHOO! INC.

By:
       -------------------------------
Title:
       -------------------------------

SOFTBANK HOLDINGS, INC.

By:
       -------------------------------
Title:
       -------------------------------

SOFTBANK TECHNOLOGY VENTURES IV L.P.

By: STV IV LLC
    Its General Partner


By:
       -------------------------------



                       RESTATED INVESTOR RIGHTS AGREEMENT

SOFTBANK TECHNOLOGY ADVISORS FUND L.P.

By: STV IV LLC
    Its General Partner

By:
       -------------------------------

SEQUOIA CAPITAL
as nominee for:
Sequoia Capital VIII
Sequoia International Technology Partners VIII
Sequoia International Technology Partners VIII-Q
Sequoia 1997
CMS Partners

By:
       -------------------------------
Title:

       -------------------------------

BENCHMARK CAPITAL PARTNERS II, L.P.
By:    BENCHMARK CAPITAL MANAGEMENT CO. II, L.L.C.
       Its General Partner

By:
       -------------------------------
       Member


TECHNOLOGY PARTNERS FUND VI, L.P.
By:    TP Management VI, L.L.C.


By:
       -------------------------------
       Ira Ehrenpreis, Managing Member


TECHNOLOGY PARTNERS FUND V, L.P.
By:    TPW Management V, L.P.


By:
       -------------------------------
       Ira Ehrenpreis, General Partner


E*TRADE GROUP, INC.

By:
       -------------------------------
Title:
       -------------------------------



                       RESTATED INVESTOR RIGHTS AGREEMENT

                                    EXHIBIT A

                                LIST OF INVESTORS



                NAME                               NUMBER OF SHARES     SERIES
------------------------------------------------   ----------------    --------
Yahoo! Inc.                                                 323,869    Series D

Softbank Holdings, Inc.                                     388,643    Series D

Softbank Technology Ventures IV, L.P.                       380,402    Series D

Softbank Technology Advisors Fund, L.P.                       8,241    Series D

Sequoia Capital VIII                                        352,227    Series D
Sequoia International Technology Partners VIII                4,469    Series D
Sequoia International Technology Partners VIII-Q             23,319    Series D
Sequoia 1997                                                    855    Series D
CMS Partners                                                  7,773    Series D

Benchmark Capital Partners II                                97,161    Series D
                                                          2,589,959    Series C

Technology Partners Fund V, L.P.                             10,111    Series D
                                                            739,989    Series C

Technology Partners Fund VI, L.P.                            65,459    Series D
                                                            739,988    Series C

E*TRADE Group, Inc.                                         200,000    Series C



                       RESTATED INVESTOR RIGHTS AGREEMENT